Exhibit 32.2

Certification required by Rule 13a-14(b) or
Rule 15d-14(b) and Section 906 of
the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of NGP Capital Resources Company (the “Company”) on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stephen K. Gardner, Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 6, 2006	By: /s/ Stephen K. Gardner Stephen K. Gardner Chief Financial Officer, Treasurer and Secretary

A signed original of this written statement required by Section 906 has been provided to NGP Capital Resources Company and will be retained by NGP Capital Resources Company and furnished to the Securities and Exchange Commission or its staff upon request.